Exhibit 99-1

                                  Humirel, S.A.
                                Table of Contents


Audited Financial Statements related to the Acquisition of Humirel, S.A., for the years ended December 31, 2003 and 2002:

INDEPENDENT AUDITORS' REPORT. . . . . . . . . .  2

CONSOLIDATED STATEMENTS OF OPERATIONS . . . . .  3

CONSOLIDATED BALANCE SHEETS . . . . . . . . . .  4

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY  5

CONSOLIDATED STATEMENTS OF CASH FLOWS . . . . .  6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS. . .  7

                                  Humirel, S.A.
                        Report of Independent Accountants


                          Independent Auditors' Report

To the Board of Directors
Measurement Specialties, Inc.
Fairfield, New Jersey

We have audited the accompanying consolidated balance sheets of Humirel S.A. and Subsidiaries ("Humirel") as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Humirel S.A. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ AEC Audit
-------------------------
Toulouse, France
February 28, 2005

                                  Humirel, S.A.
                      Consolidated Statements of Operations
                  For the Year Ended December 31, 2003 and 2002
                       (Amounts in thousands of Euro (E))



                                       2003     2002
                                      ----------------
Net sales                             E4,032   E2,442
Cost of goods sold                     2,718    1,660
                                      ----------------
    Gross profit                       1,314      782
Operating expenses (income):
  Selling, general & administrative      785      680
  Research & Development                 999      825
  Customer funded development            (49)    (381)
                                      ----------------
    Total operating expenses           1,735    1,124
                                      ----------------
    Operating (loss)                    (421)    (342)
Interest expense, net                    141       94
Loss on sales of assets                    2        1
Realized foreign currency gain          (373)       -
Other expenses (income)                 (105)    (287)
                                      ----------------
Income (loss)                            (86)    (150)
Income taxes (benefit)                  (125)    (189)
                                      ----------------
Net Income                            E   39   E   39
                                      ================

The accompanying notes are an integral part of these consolidated financial statements.


                                  Humirel, S.A.
                           Consolidated Balance Sheets
                           December 31, 2003 and 2002
       (Amounts in thousands of Euro (E), ex share and per share amounts)


                                                       2003    2002
                                                      --------------
CURRENT ASSETS
Cash & cash equivalents                               E  482  E  260
Accounts receivable, net of allowance for doubtful
   accounts of 1 Euro and 3 Euro, respectively           740     705
Inventories, net                                       1,254     790
Other accounts receivable                                252     258
Deferred tax assets, current                             105       -
Prepaid expenses & other current assets                  245     386
                                                      --------------
   Total current assets                                3,078   2,399

Property & Equipment, net                              1,536   1,265

OTHER ASSETS
Intangible assets, net                                   277     313
Deferred tax assets, net current portion                 761     833
Other receivables and other assets                       512     511
                                                      --------------
                                                       1,550   1,657
                                                      --------------
Total assets                                          E6,164  E5,321
                                                      ==============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long term debt                     E   48  E    5
Short term debt                                          629     322
Accounts payable                                         621     568
Accrued payroll                                          281     384
Accrued expenses and other liabilities                    42     156
Current portion of capital lease obligation               84      11
                                                      --------------
   Total current liabilities                           1,705   1,446

OTHER LIABILITIES

Long term debt, net of current potion                  1,689   1,356
Government loans                                         745     648
Capital lease obligations, net current portion           168      59
                                                      --------------
   Total liabilities                                   4,307   3,509

SHAREHOLDERS EQUITY

Capital stock, 10,870,000 shares authorized,
  par value  0.18 Euro, 8,700,000 shares issued and
  outstanding                                          1,566   1,566
Additional paid-in capital                                27      27
Accumulated deficit                                      254     215
Accumulated other comprehensive income (loss)             10       4
                                                      --------------
   Total shareholders' equity                          1,857   1,812
                                                      --------------
Total liabilities and shareholders' equity            E6,164  E5,321
                                                      ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                                  Humirel, S.A.
                                 Consolidated Statements of Shareholders' Equity
                                  For the year ended December 31, 2003 and 2002
                                       (Amounts in thousands of Euro (E))

                                            Additional   Accumulated   Other                     Accumulated
                                   Common   Paid-in      Retained      Comprehensive             Comprehensive
                                   Stock    Capital      Earnings      Loss             TOTAL    Income (loss)
                                   -----------------------------------------------------------------------------
BALANCE JANUARY 1, 2002            E 1,566         E 27         E 176            E 24   E1,793
  Net Income                                                       39                       39               39
  Currency translation adjustment                                                 (20)     (20)             (20)

                                   -----------------------------------------------------------------------------
BALANCE DECEMBER 31st, 2002        E 1,566         E 27         E 215            E  4   E1,812            E  19
                                   =============================================================================
  Net Income                                                       39                       39               39
  Currency translation adjustment                                                   6        6                6

                                   -----------------------------------------------------------------------------
BALANCE DECEMBER 31st, 2003        E 1,566         E 27         E 254            E 10   E1,857            E  45
                                   =============================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                  Humirel, S.A.
                      Consolidated Statements of Cash Flows
                  For the year ended December 31, 2003 and 2002
                        (Amounts in thousands of Euro(E))

                                                        2003    2002
                                                       ------  -------
Cash flows from operating activities:
Net income (loss)                                      E  39   E   39
Adjustments to reconcile net income to
net cash provided (used) by operating activities:
Depreciation and amortization                            358      208
Loss on sale of assets                                     2        1
Provision for doubtful accounts                            1        3
Provision for inventory obsolescence                      11       26
Deferred income taxes                                    (33)     (32)
Net change in operating assets and liabilities:
    Accounts receivable, trade                           (35)    (402)
    Inventories                                         (464)    (172)
      Prepaid expenses, other receivables and other
        current assets                                   141     (374)
    Intangibles and other assets                          35       (5)
    Accounts payable, trade                               53      239
    Accrued Payroll, accrued expenses and other
      liabilities                                       (217)     210
                                                       ------  -------
    Total adjustments                                   (148)    (298)
                                                       ------  -------
    Net cash provided (used) by operating activities    (109)    (259)
                                                       ======  =======

Cash flows from (used) in investing activities:
    Purchases of property and equipment                 (578)    (996)
    Proceeds from sale of property and equipment         197        7
                                                       ------  -------
    Net cash provided (used) investing activities       (381)    (989)
                                                       ======  =======

Cash flows from financing activities:
    Borrowings under secured notes payable               716      171
    Borrowings under bank lines of credit, net           261      113
    Repayments under secured notes payable              (254)    (131)
    Repayments under capital lease obligations           (11)      (6)
                                                       ------  -------
    Net cash provided (used) in financing activities     712      147
                                                       ======  =======

Net Change in Cash and Cash Equivalents                  222   (1,101)
Cash, beginning of year                                  260    1,361
                                                       ------  -------
Cash, end of year                                      E 482   E  260
                                                       ======  =======

Supplemental Cash Flow Information:
Non-cash:
    Capital Lease Obligations                          E 171   E   81
Cash paid during period for:
      Interest                                         E 144   E  119

The accompanying notes are an integral part of these consolidated financial statements.

                                  Humirel, S.A.
                   Notes to Consolidated Financial Statements
                           December 31, 2003 and 2002
            (Amounts in thousands of Euro, except per share amounts)


1.   DESCRIPTION OF BUSINESS AND OVERVIEW

     Created in June 1998, HUMIREL, S.A. ("HUMIREL" or the "Company") is dedicated to the design, the development and the manufacturing of innovative humidity sensors, with special focus on serving large volume applications in the automotive, home appliance and printing markets.

     HUMIREL is headquartered in Toulouse, France, with sales offices in Phoenix, Arizona in the United States, and in Hong-Kong in the People's Republic of China. HUMIREL employed 48 people as of December 31, 2003.

     HUMIREL's growth strategy relies on generating new products that are application specific and customized to customer requirements. The Company interfaces directly with customers worldwide. Sales are evenly divided among markets in Europe, US and Asia. Less than ten percent of sales are in France, and over ninety percent of sales are exported. The Company has three customers whose sales individually range from approximately 10 to 19 percent of total sales per year.

     On December 22, 2004, Measurement Specialties, Inc. ("MSI") acquired all of the issued and outstanding shares of HUMIREL for 19,000 Euro, (17,600 Euro at close and 1,400 Euro in deferred payment). Furthermore, the selling shareholders can earn up to an additional 4,700 Euro if certain performance hurdles, including certain margin levels, are achieved. Management shareholders received 360 Euro of the closing consideration in restricted stock of MSI, or 20 shares.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America, and the financial statements adhere to the Company's ability to continue as a going concern.

PRINCIPLES  OF  CONSOLIDATION:

     The consolidated financial statements include the accounts of HUMIREL and its subsidiary, Humirel, Inc., United States; all collectively referred to as
"HUMIREL"  or  the  "Company".   All  significant  intercompany  balances  and
transactions  have  been  eliminated.

USE  OF  ESTIMATES:

     The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS:

     The Company considers highly liquid investments with original maturities of up to three months, when purchased, to be cash equivalents.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS:

     Cash equivalents and short-term debt are carried at cost, which approximates fair value due to the short-term nature of such instruments. Long-term debt is carried at cost, which management believes approximates fair value because the interest rate on such instruments approximated market yields at December 31, 2003 and 2002. Forward purchase currency contracts are valued at fair market value.

LONG  LIVED  ASSETS:

     Long lived assets consist of intangible assets such as patents and license costs. The Company accounts for intangible assets according to the provisions of Financial Accounting Statement (FAS) No. 142, Goodwill and Other Intangible Assets. Pursuant to FAS 142, intangible assets with estimable useful lives are amortized over their respective estimated useful lives ranging from 5 to 10 years to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

INVENTORIES  :

     Inventories are valued at the lower of cost or market (LCM) with market being current replacement cost. The weighted averaged unit acquisition cost method is utilized to determine cost for inventories. Reserves are established for inventories to recognize obsolescence and unusable items on a continual basis.

PROPERTY  AND  EQUIPMENT  :

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight line method over the estimated useful lives of assets, generally one to ten years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Normal maintenance and repairs of property and equipment are expensed as incurred. Renewals, betterments, and major repairs that materially extend the useful life of property and equipment are capitalized.

Depreciations  are  computed  using  the  following  useful  lives:

-    Leasehold  improvements                     5  to  10  years
-    Production  machinery  and  equipment       2  to  7  years
-    Furniture  and  equipment                   2  to  5  years

     The Company capitalizes certain internal software development costs related to production equipment used in manufacturing, which are amortized over a straight line basis over the estimated useful lives of the software, ranging from 1 to 5 years.

INCOME  TAXES:

     Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of existing assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

     Realization of a deferred tax asset is dependent on generating future taxable income. During the fiscal years ended December 31, 2003 and 2002, Humirel did not provide a valuation allowance against deferred tax assets since at that time the analysis of positive and negative evidence supported no valuation allowance.

FOREIGN  CURRENCY  TRANSLATION  AND  TRANSACTION  :

     The functional currency of HUMIREL is the applicable local currency, the Euro. The foreign subsidiary assets and liabilities are translated into Euros using exchange rates in effect at the balance sheet date and their operations are translated using the average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a component of other comprehensive income (loss). Realized foreign currency transaction gains and losses are included in operations as a component of other expenses (income).

REVENUE  RECOGNITION  :

     Revenue is recognized when earned, which occurs when the following four conditions are met: 1. persuasive evidence of an arrangement exists; 2. delivery has occurred or services have been rendered; 3. the price to the buyer is fixed or determinable; and 4. collectibility is reasonably assured. Terms of sales to customers are FOB destination.

ADVERTISING  COSTS  :

     Advertising costs are included in selling, general and administrative expenses and are expensed when the advertising or promotion is published. Advertising expenses for the years ended December 31, 2003 and 2002 were approximately 12 Euro and 11 Euro respectively.

RESEARCH  AND  DEVELOPMENT  :

     Research and development costs are expensed as incurred. Customer funding is recognized as revenue and is shown separately in the statement of operations.

3.  INVENTORIES  :

Inventories are summarized as follows:
                                        December 31,   December 31,
                                            2003           2002
                                        ----------------------------
Raw materials                           E         577  E         191

Work-in progress                                  645            571
Finished goods                                     32             28
                                        ----------------------------
                                        E       1,254  E         790
                                        ============================

Inventory reserves were 11 Euro and 26 Euro as of December 31, 2003 and 2002, respectively.

4.  PROPERTY  AND  EQUIPMENT  :

Property and equipment are summarized as follows:

                                                   December 31,   December 31,
                                                       2003           2002
                                                   ----------------------------
Production machinery, equipment
  and leasehold improvements                       E       2,015  E       1,016
Furniture and equipment                                       83             58
Construction in progress                                      83            529
                                                   ----------------------------
   Total                                                   2,181          1,603
Less:  Accumulated depreciation                              645            338
                                                   ----------------------------
                                                   E       1,536  E       1,265
                                                   ============================

Depreciation expense was 307 Euro and 200 Euro for the year ended December 31, 2003 and 2002, respectively.

Capitalized software costs included in production machinery and equipment totaled approximately 238 Euro and 223 Euro, respectively, at December 31, 2003 and 2002.

5.  COMMITMENTS  :

LEASES  :

     The Company leases certain equipment, office and factory space under non-cancelable operating leasing expiring on various dates through July 2008. Company leases that include escalated lease payments which are straight-lined over that base lease period in accordance with SFAS13, "Accounting for leases". At December 31, 2003, total minimum rent payments under leases with initial or remaining lease terms of more than one year were:

                2004  E   110
                2005      110
                2006      110
                2007      110
                2008      110
          Thereafter      110
                      -------
               Total  E   660
                      =======

     The Company leases certain production equipment and automobiles which under SFAS 13 are considered capital lease arrangements. SFAS 13 requires the capitalization of leases meeting certain criteria, with related asset being recorded in property and equipment, and an offsetting amount recorded as a liability. The Company had 252 Euro in total indebtedness relating to capitalized leases as of December 31, 2003, 168 Euro of which was considered long-term.

     Below is a summary of the assets recorded under capital leases as of December 31, 2003 and 2002:

                              2003       2002
                          --------------------
Production Equipment      E    197   E      0
Automobiles                     76         76
Total                          273         76
Accumulated Amortization       (43)       (11)
                          --------------------
Net                       E    230   E     65
                          ====================

Below is a summary of the present value of minimum lease payments under capital leases as of December 31, 2003:

                     2004  E    84
                     2005       84
                     2006       44
                     2007       40
                           -------
                    Total  E   252
                           =======

SHORT AND LONG-TERM DEBT :

Convertible Bonds-

     Convertible bonds were issued on November 13, 2001 for a total 1,116 Euro. Annual interest rate of this loan was at a fixed rate of 6% on November 1 of each year. These bonds are convertible to equity at the discretion of the bond holders up to 5 years.

     The conversion was made effective on July 19, 2004 according to 1 bond for each 1 share of 0.18 Euro par value, resulting in a capital stock increase of 314 Euro.

Government  Loans  -

     Loans from government agencies (Anvar, Coface, Drire) have been granted for a total accumulated amount of 745 Euro at December 31, 2003.

     Such loans bear no interest and are to be reimbursed according to the schedule payments. In case of unsuccessful achievements of various R&D programs managed by the Company, debt payments could be different from schedule payment plan. As of December 31, 2003, management believes the above programs will be successfully achieved.

Term  and  Revolving  Credit  Facilities-

     The Company has eight credit facilities with four banks totaling 621 Euro, plus bank overdraft facility totaling 676 Euro. The term portion of the credit facilities range from 4 to 5 year terms, and the average interest rate is approximately 4 percent. The Company has provided equipment as collateral for these loans, as well as the receivable due from the French government for tax credits related to research and development. There are no financial covenants. One loan requires a certain number of employees for future advances and another loan directly relates to research and development.

The  following  is  a  summary  of long-term debt at December 31, 2003 and 2002:

                                2003    2002
                              --------------
6% Convertible bonds          E1,116  E1,116
Conditional Government loan      745     648
Other term credit facilities     621     245
                              --------------
Total                          2,482   2,009
Less current maturities           48       5
                              --------------
Total long term debt          E2,434  E2,004
                              ==============

At December 31, 2003, principal payments of long-term debt are as follows:

                         2003
                      ---------
                2004  E      48
                2005        220
                2006        304
                2007        304
                2008        304
          Thereafter        186
                      ---------
           Sub-total  E   1,366
6% Convertible bonds  E   1,116
                      ---------
               Total  E   2,482
                      =========

WARRANY  RESERVE:

     The Company's sensor products are generally marketed under warranties to end users of up to 3 years. Factors affecting the Company's warranty liability include the number of products sold and historical and anticipated rates of claims and cost per claim. This estimate is susceptible to change in the near term based on the introduction of new products, product quality and improvements, as well as changes in end user application and/or behavior. There was 3 Euro of warranty claims during 2003, and during 2002, there were no returns or warranty claims. At December 31, 2003 and 2002, warranty reserves totaled 26 Euro and 11 Euro, respectively.

6.   DERIVATIVE  INSTRUMENTS  :

     The Company has adopted SFAS 133 "Accounting for derivative Instruments and Hedging Activities" as amended by SFAS 137 and SFAS 138. SFAS 133 establishes accounting and disclosure requirements for most derivative instruments and hedge transactions involving derivatives. The Company's derivative usage is principally foreign currency forwards hedging the Company's exposure to the fluctuations of the US dollar relative to the euro. SFAS 133 requires that changes in fair values of derivatives that qualify as cash flow hedges be recognized in other comprehensive income, while the ineffective portion of changes in derivatives in fair value be recognized immediately in earnings.

     As of December 31st, 2003 and 2002, the Company had a number of forward purchase currency contracts with exercise dates beginning June 16, 2003 through June 30, 2004 with a total maximum notional amount of $1,059 and $526, respectively, at an average exchange rate of $0.98 and $1.15, respectively (Euro to $ conversion rate). As of December 31, 2003 and 2002, the fair value of these currency contracts was (20 Euro) and 6 Euro, respectively, and this unrealized gain (loss) was recorded in Other Comprehensive Income.

7.   INCOME TAXES:

     Most of the net deferred tax assets consists of that relating to net operating loss (NOLs) carry forwards. The Company has net operating loss carry forwards of approximately 1,954 Euro and 2,097 Euro at December 31, 2003 and 2002, respectively. Recognition of deferred tax assets requires generation of future taxable income. After considering both negative and positive evidence, there was no valuation allowance for deferred tax assets, as management supported the assertion the Company would generate profits sufficient to recover all of the deferred tax assets. In the opinion of management, it is more likely than not that the Company will realize all of the deferred tax assets in the foreseeable future.

The significant components of the net deferred tax assets consist of the following:

                                      2003  2002
Deferred Tax Assets
Current deferred tax assets
  Net Operating loss                  E105  E  -

   Total                              E105  E  -
Current deferred tax liability           -     -
Net current deferred tax asset         105
Valuation allowance                      -     -

Long-term deferred tax asset
  Net operating loss                   573   699
  Fixed assets                         188   134
Net long-term deferred tax asset       761   833
Net long term deferred tax liability     -     -
Total net deferred tax asset          E866  E833

At December 31, 2002, approximately 1,572 Euro of the deferred tax assets relating to the NOLs were subject expiration after 5 years, and at December 31, 2003, the tax laws were changed so that none of the NOLs were subject to expiration.

The Company's effective tax rate is approximately 33.3 percent, which approximates the foreign statutory rate. The difference between the foreign statutory rate and the above related to the utilization of the net operating loss and tax credits for research and development.

The income tax benefit for the years ended December 31, 2003 and 2002, includes 92 Euro and 156 Euro, respectively, of research and development tax credits.

8.   SHAREHOLDERS  EQUITY:

     Approximately 27 percent of the stock is owned and controlled by the president of the Company.

9.   DEFINED  BENEFIT  PLANS:

     The Company has a defined benefit plan for substantially all of its domestic employees. The gross amount of future benefit to be paid for pension and retirement is estimated at December 31, 2003 and 2002 to be 861 Euro and 498 Euro, respectively. The funding of this liability is entirely covered through a specific contract subscribed at ARIAL Assurance. Annual payments for this obligation total 5 Euro for 2003 and 2002.

10.  OTHER  ACCOUNTS  RECEIVABLE:

Other accounts receivable, current and non-current, consists principally of receivables due from the French government to the Company related to financial assistance for supported industries with technologies, research and development. These receivable have been pledged as collateral for bank credit facilities. At September 31, 2003 and 2002, the receivables due from the French government totaled 741 Euro and 747 Euro, respectively, of which 252 Euro and 258 Euro were classified as current.


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